EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard World Funds
File Number: 811-1027
Registrant CIK Number: 0000052848


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series #1 SEC Identifier S000004444 (Vanguard U.S. Growth Fund)
Class 1 SEC Identifier C000012210
Class 2 SEC Identifier C000012211

Item 73  Distributions per share for which record date passed during the period:


B)	1. Distributions of capital gains									     $2.283
        2. Distributions of capital gains from a second class of open-end company shares			     $5.907






Series #14 SEC Identifier S000018789 (Vanguard Extended Duration Treasury Index Fund)
Class 1 SEC Identifier C000051979
Class 2 SEC Identifier C000051980
Class 3 SEC Identifier C000051981


Item 72DD

1. Total Income dividends for which record date passed during the period                                             $15,187
2. Dividends for a second class of open-end company shares                                                           $8,103
3. Dividends for a third class of open-end company shares                                                            $11,618


Item 73  Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                      $1.064
        2. Dividends from a second class of open-end company shares                                                  $2.688
        3. Dividends from a third class of open-end company shares                                                   $3.506

B)	1. Distributions of capital gains									     $0.112
        2. Distributions of capital gains from a second class of open-end company shares			     $0.282
       	3. Distributions of capital gains from a third class of open-end company shares				     $0.371


Item 74

U)      1. Number of shares outstanding                                                                              13,828
        2. Number of shares outstanding for a second class of shares of open-end company shares                      2,838
        3. Number of shares outstanding for a third class of shares of open-end company shares                       3,150


V)      1. Net asset value per share (to the nearest cent)                                                           $35.02
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 $87.92
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  $116.00






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